EXHIBIT 99.1
ABM INDUSTRIES ANNOUNCES FIRST QUARTER FISCAL 2007 FINANCIAL RESULTS
Company Achieves First Quarter Record Net Income of $8.7 Million
Up 118.1% on Record Sales of $703.5 Million
SAN FRANCISCO, CA — March 5, 2007 — ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States, today reported net income for the first quarter of fiscal 2007 of $8.7 million ($0.18 per diluted share), up 118.1%, compared to $4.0 million ($0.08 per diluted share) for the prior year first quarter. Sales and other income for the first quarter of fiscal 2007 were $703.5 million, up 5.5% from $666.6 million in the first quarter of fiscal 2006.
Net income of $8.7 million for first quarter of 2007 included a net after-tax benefit of approximately $0.5 million ($0.01 per diluted share) comprised of a $4.2 million ($2.5 million after-tax) benefit from the reduction of the Company’s self insurance reserves related to prior years’ insurance claims that was partially offset by $2.0 million ($1.2 million after-tax) of additional share-based compensation expense due to the acceleration of price vested employee stock options and a $1.4 million ($0.8 million after-tax) litigation-related contingent loss provision. The first quarter of 2006 included an additional $3.0 million ($1.8 million after-tax) of professional fees related to the Sarbanes-Oxley internal controls certification requirement compared to the first quarter of fiscal 2007.
“ABM’s strong first quarter performance reflects the demand for our high quality building services and is evidence of the hard work and dedication of our entire organization,” commented Henrik Slipsager, ABM’s president and chief executive officer. “All business segments showed top-line growth due to a combination of sales from new customers and expanded services for existing customers, and operating profits improved in our janitorial, parking, security and lighting operations. Janitorial had an outstanding quarter as they continued to experience growth in both tag work and owner-occupied sales. Our Parking business benefited from higher lease and fixed allowance revenues and, as anticipated, our Lighting business was driven by the backlog for special projects.”
Mr. Slipsager continued, “We ended the first quarter with approximately $91 million in cash and cash equivalents, approximately $324 million in working capital and no debt. Based on our strong balance sheet and sound strategy, we believe that we are well positioned to continue to expand our existing lines of business in fiscal 2007 through organic growth and acquisitions. We continue to focus on expanding our new business and are committed to using our financial and management resources to further our position as a leading national service provider.”

Guidance
The Company expects net income for the second quarter to be $0.28 to $0.32 per diluted share, including a pre-tax gain of approximately $5 million on the sale of one of the Company’s off-airport parking leases and a pre-tax expense of $1.9 million from the vesting of additional price-vested employee stock options. The Company is increasing its fiscal 2007 guidance of net income to $1.04 to $1.08 per diluted share on a GAAP-basis and in the range of $1.12 to $1.16 per diluted share on a non-GAAP basis, the difference being the additional expenses for certain costs associated with the Company’s implementation of new IT systems.
A reconciliation of non-GAAP operating earnings guidance for Q1 and the remainder of the fiscal year ending October 31, 2007 is included in the tables below titled: “Reconciliation of Consolidated GAAP to Consolidated Non-GAAP.”
References by the Company to non-GAAP income and non-GAAP earnings per share refer to net income or earnings per share excluding the effect of certain costs associated with the Company’s investment in information technology systems. Non-GAAP net income (which is the basis for non-GAAP earnings per share) gives an indication of ABM’s baseline performance before this cost, which the Company considers to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, through providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP.
Conference Call
On Tuesday, March 6, 2007 at 6:00 a.m. (PST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer George B. Sundby. The webcast will be accessible at www.irconnect.com/primecast/07/q1/abm_1q2007.html. Listeners are asked to be online at least fifteen minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of three months.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-440-9648 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 800-642-1687, and then entering ID #1081697.

About ABM Industries
ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2006 revenues in excess of $2.7 billion and more than 75,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) a change in the frequency or severity of claims against the Company, a deterioration in claims management, the cancellation or non-renewal of the Company’s primary insurance policies or a change in our customers’ insurance needs; (2) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (3) inadequate technology systems that cannot support the growth of the business; (4) acquisition activity slows or is unsuccessful; (5) labor disputes that lead to a loss of sales or expense variations; (6) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (7) financial difficulties or bankruptcy of a major customer; (8) the loss of long-term customers; (9) intense competition that lowers revenue or reduces margins; (10) an increase in costs that the Company cannot pass on to customers; (11) natural disasters or acts of terrorism that disrupt the Company in providing services; (12) significant accounting and other control costs that reduce the Company’s profitability; and (13) other issues and uncertainties that may include: new accounting pronouncements or changes in accounting policies, labor shortages that adversely affect the Company’s ability to employ entry level personnel, low levels of capital investments by customers, which tend to be cyclical in nature, that adversely impact the results of the Company’s Lighting segment, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
ABM Industries Incorporated
George B. Sundby
Executive Vice President and
Chief Financial Officer
(415) 733-4000
—   FINANCIAL TABLES FOLLOW   —

Financial Schedules
GAAP Basis
(In thousands, except per share data)
BALANCE SHEET SUMMARY

	January 31,	October 31,
	2007	2006
	(UNAUDITED)
Assets
Cash and cash equivalents	$90,665	$134,001
Trade accounts receivable, net	384,001	383,977
Other current assets	131,683	113,763

Total current assets	606,349	631,741
Goodwill, net	251,079	247,888
Other intangibles, net	22,782	23,881
All other assets	112,881	112,764

Total assets	$993,091	$1,016,274

Liabilities
Current liabilities	$282,135	$319,285
Non-current liabilities	159,446	155,742

Total liabilities	441,581	475,027
Stockholders’ Equity	551,510	541,247

Total liabilities and stockholders’ equity	$993,091	$1,016,274

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended January 31,
	2007	2006

Net Cash Used In Operating Activities	$(36,009)	$(11,916)

Net Cash Used In Investing Activities	$(5,747)	$(10,820)

Common stock issued	$4,275	$3,447
Dividends paid	(5,855)	(5,409)

Net Cash Used In Financing Activities	$(1,580)	$(1,962)

INCOME STATEMENT (UNAUDITED)

	Three Months Ended January 31,		Increase
	2007	2006	(Decrease)

Revenues
Sales and other income	$703,549	$666,601	5.5%
Expenses
Operating expenses and cost of goods sold	630,105	606,176	3.9%
Selling, general and administrative expenses	58,613	52,893	10.8%
Intangible amortization	1,340	1,578	(15.1)%
Interest expense	133	123	8.1%

Total expenses	690,191	660,770	4.5%

Income before income taxes	13,358	5,831	129.1%
Income taxes	4,654	1,841	152.8%

Net Income	$8,704	$3,990	118.1%

Net Income Per Common Share
Basic	$0.18	$0.08	125.0%
Diluted	$0.18	$0.08	125.0%
Average Common And Common Equivalent Shares
Basic	48,766	49,185	(0.9)%
Diluted	49,736	50,087	(0.7)%
Dividends Declared Per Common Share	$0.12	$0.11	9.1%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended January 31,		Increase
	2007	2006	(Decrease)

Sales and Other Income
Janitorial	$400,226	$386,354	3.6%
Parking	114,806	105,721	8.6%
Security	80,818	78,296	3.2%
Engineering	74,778	66,939	11.7%
Lighting	31,057	28,896	7.5%
Corporate	1,864	395	—

	$703,549	$666,601	5.5%

Operating Profit
Janitorial	$16,842	$14,696	14.6%
Parking	3,040	1,639	85.5%
Security	1,100	175	—
Engineering	3,074	3,188	(3.6)%
Lighting	675	335	101.5%
Corporate expenses	(11,240)	(14,079)	(20.2)%

Operating Profit	13,491	5,954	126.6%
Interest expense	(133)	(123)	8.1%

Income before income taxes	$13,358	$5,831	129.1%

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP
(In thousands, except per share data)
Operating Earnings for the Quarters ended January 31, 2007 and 2006 (Actual)

	1st Quarter 2007			1st Quarter 2006
	Pretax	After-Tax	Per Share	Pretax	After-Tax	Per Share

Operating earnings — GAAP	$13,358	$8,704	$0.18	$5,831	$3,990	$0.08

Adjustment
Payroll and financial implementation costs	70	42	—	—	—	—

Operating earnings — Non-GAAP	$13,428	$8,746	$0.18	$5,831	$3,990	$0.08

Earnings Guidance for Fiscal Year 2007 (Forecast)

	Fiscal Year 2007
	Pretax	After-Tax	Per Share

Operating earnings — GAAP
2007 High Forecast	$85,000	$53,848	$1.08
2007 Low Forecast	$81,500	$51,630	$1.04

Adjustment
Payroll and financial implementation costs	6,260	3,966	0.08

Operating earnings — Non-GAAP

2007 High Forecast	$91,260	$57,814	$1.16

2007 Low Forecast	$87,760	$55,596	$1.12